UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 29, 2009

Commodore Applied Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11871	11-3312952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Knight Street, Suite B Richland, Washington	99352
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 943-2565

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 29, 2009, Commodore Applied Technologies received and accepted the resignations of the following three members of the Company’s Board of Directors; Jan Huly, Paul Hannesson and William Wilson.

Mr. Huly resigned for personal reasons; he had no disputes, claims, or issues with the Registrant.  The Board wishes to express their sincere appreciation and thanks to Mr. Huly for his service.

Mr. Hannesson also resigned for personal reasons; he had no disputes, claims, or issues with the Registrant.  The Board wishes to express their sincere appreciation and thanks to Mr. Hannesson for years of service on the Board and earlier as part of management of the Company.

Mr. Wilson resigned for health reasons; he had no disputes, claims, or issues with the Registrant.  The Board wishes to express their sincere appreciation and thanks to Mr. Wilson for his years of service.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commodore Applied Technologies, Inc. (Registrant)

Dated: January 30, 2009	By: /s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer